EXHIBIT 99.1
Martin Midstream Partners L.P. Announces Upcoming Company Presentations
KILGORE, Texas, May 6, 2010 (GlobeNewswire via COMTEX News Network) — Martin Midstream Partners L.P. (Nasdaq:MMLP) (“MMLP”) announced today that the Partnership will participate in two upcoming industry and investor conferences and make formal presentations at both.
Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, MMLP’s general partner, and other members of senior management will present on Thursday, May 13, 2010 at the National Association of Publicly Traded Partnerships (NAPTP) 2010 Annual Master Limited Partnership Investor Conference in Greenwich, CT. MMLP will present from 8.30am — 9:00am ET at the conference.
The presentation will be webcast live over the internet and a link to the webcast and presentation will be available on May 13th, 2010 on the Partnership’s website, www.martinmidstream.com
Additionally, Mr. Martin and senior management will present on behalf of MMLP on Friday, May 14, 2010 at the 2010 RBS High Yield Conference in Las Vegas, NV. The Partnership will present from 8:00am — 8:45am PT.
About Martin Midstream Partners L.P. (Nasdaq:MMLP)
Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering and processing and NGL distribution services; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution; marine transportation services for petroleum products and by-products.
Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com.
CONTACT: Martin Midstream Partners L.P.
Joe McCreery, Head of Investor Relations
(903) 812-7989
joe.mccreery@martinmlp.com